              NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY LETTERHEAD

                                 April 28, 1995

Pavilion Partners
c/o SM/PACE, Inc.
515 Post Oak Boulevard
Suite 300
Houston, TX 77027

South Jersey Performing Arts Center, Inc.
800 Hudson Square
Suite 102
Camden, NJ 08102

Gentlemen:

      This letter sets forth the agreement among the New Jersey Economic Development Authority ("Landlord"), Pavilion Partners (f/k/a Sony Music/PACE Partnership) ("Pavilion") and South Jersey Performing Arts Center, Inc. ("SJPAC") with respect to the joint use and operation by Pavilion and SJPAC of that certain entertainment musical facility ("Amphitheater") currently being constructed by Pavilion on that certain tract or parcel of land located in the City of Camden, County of Camden, New Jersey, containing approximately 13.445 acres and being designated as Lot 11.01, Block 139 on that certain Preliminary and Final Resubdivision Plan dated September 21, 1994, a copy of which was filed with the City of Camden Planning Board, approved on November 22, 1994 and memorialized by resolution of the Board on December 13, 1994. The rights and obligations of the Landlord and Pavilion in regard to the Amphitheater are set forth in a certain Lease Agreement ("Original Lease") dated February 9, 1994, by and between the Landlord and Pavilion, as such Lease Agreement has been amended by (i) that certain First Amendment to Lease Agreement dated March 11, 1994 (ii) that certain Third Amendment to Lease Agreement dated effective as of September ___, 1994 and (iii) that certain Three Way Agreement Regarding Amphitheater Waterfront Development and Use Including Amendments to Camden Amphitheater Lease dated effective as of February 23, 1995 (as amended, the Original Lease is herein called the "Pavilion Lease"). SJPAC and the Landlord have executed of even date herewith a Lease Agreement ("SJPAC Lease") pursuant to which SJPAC shall be granted a right to use and occupy the Amphitheater during a portion of the Enclosed Season (herein defined) upon terms and conditions which are consistent with the provisions contained in this letter. This letter, among other things, sets forth certain agreements which will govern the competing rights of use and occupancy of the Amphitheater by Pavilion pursuant to the Pavilion Lease and SJPAC pursuant to the SJPAC Lease.
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 2


      1. Construction of Amphitheater. Pursuant to the provisions of the Pavilion Lease, Pavilion is obligated to construct and thereafter operate the Amphitheater. No remodeling, additions, modifications or other changes may be made to the current Plans and Specifications (as such term is defined in the Pavilion Lease) in such a manner which would result in the Amphitheater being constructed in a manner which does not satisfy the design requirements of SJPAC as specified in this letter.

      2. Description of the Amphitheater.

            (a) Upon completion of construction, the Amphitheater will be operational as both an open air outdoor facility and an enclosed indoor facility. The Amphitheater will also include, as part of the Administration Building, facilities which will function as offices for SJPAC, classrooms and a 90-seat "black box" theater (such offices, classrooms and "black box" theaters being herein called the "SJPAC Special Facilities"). The SJPAC Special Facilities (i) will be for the exclusive use of SJPAC and (ii) may not be used by SJPAC (x) at such times or in such a manner which would interfere with the production or set-up of Pavilion's scheduled events at the Amphitheater or (y) during the performance of any event presented by, through or under Pavilion at the Amphitheater. Notwithstanding the provisions of the immediately preceding sentence, (i) SJPAC's office staff shall be allowed access to SJPAC's offices during normal business hours (8:00 a.m. to 6:00 p.m. on Monday through Friday and 8:00 a.m. to 2:00 p.m. on Saturday) even during the performance of an event presented at the Amphitheater by, through or under Pavilion and (ii) SJPAC's executive director shall be allowed access to SJPAC's offices at any time even during the performance of an event presented at the Amphitheater by, through or under Pavilion; provided, however, that any use of SJPAC's offices by SJPAC's staff or executive director during the performance of an event presented at the Amphitheater by, through or under Pavilion must be conducted in such a manner as will not interfere with the production, set-up or performance of such event. It is anticipated that the Amphitheater will consist of an open area seating configuration for up to 25,000 people, which will be convertible to an enclosed facility seating configuration for up to 7,000 people.

            (b) For purposes of this letter, the SJPAC Lease and the Pavilion Lease, (i) the "Enclosed Season" is defined as that period of time beginning at 12:01 a.m. on October 6 of each year and ending at 11:59 p.m. on May 9 of the next succeeding year and (ii) the "Open Air Season" is defined as that period of time in any year not included in any Enclosed Season.
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 3


            (c) Pavilion shall determine when conversion of the Amphitheater between its two configurations will take place at the beginning and end of each Enclosed Season; provided, however, conversion of the Amphitheater
      (i) from its indoor to its outdoor configuration at the end of any Enclosed Season shall not begin on or before the last SJPAC Reserved Day (as such term is defined in Section 9 hereof) in that Enclosed Season and
      (ii) from its outdoor to its indoor configuration at the beginning of any Enclosed Season must be completed before the first SJPAC Reserved Day in that Enclosed Season.

      3. SJPAC Use of the Amphitheater During the Enclosed Season. Except for SJPAC's use of the SJPAC Special Facilities (which is governed by the provisions of Section 2(a) hereof), SJPAC may only use, occupy and enjoy the Amphitheater, pursuant to the SJPAC Lease, on the days allocated to it during each Enclosed Season pursuant to the provisions of Section 9 hereof. The number of days so allocated to SJPAC during any Enclosed Season shall not exceed one hundred ten
(110). As used herein, the term "Pavilion's Base Number of Days" shall mean, with respect to any Enclosed Season, a number of days equal to (i) the actual number of days that the Amphitheater is in its enclosed configuration during such Enclosed Season minus (ii) one hundred ten (110) days. Except for SJPAC's use of the SJPAC Special Facilities (which is governed by the provisions of Section 2(a) hereof), SJPAC shall have no right to use, occupy or enjoy the Amphitheater pursuant to the SJPAC Lease during any Open Air Season.

      4. [Intentionally Blank].

      5. Pavilion Lease. The provisions contained in this letter are subject to any and all provisions contained in the Pavilion Lease. SJPAC represents and acknowledges that it has received and reviewed a copy of the Pavilion Lease. The term of this letter shall be concurrent with the term of the Pavilion Lease. The initial term of the Pavilion Lease is thirty-one (31) years, with two (2) successive options for Pavilion to renew and extend the Pavilion Lease, the first such option being for twenty (20) additional years and the second being for an additional ten (10) years.

      6. Design Consultation. SJPAC's architect has had the opportunity to consult with Pavilion's architect in the design of the Amphitheater and particularly in the design of the staging area, back stage, theater rigging, lighting and other aspects of the Amphitheater of particular concern to SJPAC and regional arts groups. As a result of this consultation, an approximately 1500 seat configuration ("Arts Configuration") for the Amphitheater has been included in the design of the Amphitheater for SJPAC's needs.
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 4


      7. Operation of Amphitheater. Pavilion will be responsible for the day to day operating expenses associated with the management and maintenance of the Amphitheater except as set forth herein and agreed to by the parties. Pavilion further agrees in its reasonable discretion to indicate, in appropriate fashion, that the Amphitheater is the home of SJPAC.

      8. SJPAC's Use of Amphitheater. The Amphitheater may be used by SJPAC during those days in each Enclosed Season that are allocated to it pursuant to the provisions of Section 9 hereof for use by various regional performing arts groups subject to the following provisions:

            (a) Without the prior consent of Pavilion, SJPAC may not use the Amphitheater in any configuration other than the Arts Configuration.

            (b) SJPAC shall not book a performer that would ordinarily be booked by Pavilion without the prior written consent of Pavilion (which consent may be withheld in Pavilion's sole, uncontrolled and absolute discretion).

            (c) Notwithstanding clause (b), SJPAC may book any performer or groups of performers who perform "serious music," such as classical music, opera or religious music.

      9. Allocation of Dates Within Each Enclosed Season. Pavilion and SJPAC hereby agree that the days included within each Enclosed Season shall be allocated for use between Pavilion and SJPAC in accordance with the following terms, provisions and conditions:

            (a) SJPAC's Reserved Days. SJPAC may reserve dates during each Enclosed Season for its use ("SJPAC Reserved Days") in accordance with the following provisions:

                  (i) Two Separate 2-1/2 Week Blocks. For each Enclosed Season,
            SJPAC may reserve two separate blocks of SJPAC Reserved Days in accordance with the following provisions:

                        (A) Each such block of SJPAC Reserved Days can be for no
                  longer than 17 days.
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 5


                        (B) Each such block of SJPAC Reserved Days must begin on
                  a Monday and end on a Wednesday.

                        (C) Without Pavilion's prior consent, (i) "load-in" of
                  the event to be presented by SJPAC during either of such blocks of SJPAC Reserved Days may not begin before the Monday morning of such block of SJPAC Reserved Days and (ii) "load-out" must be completed before 12:00 noon on the day following the final performance on the last Wednesday of such block of SJPAC Reserved Days.

                        (D) One of such blocks must be wholly within the month
                  of January of such Enclosed Season and the other of such blocks must be wholly within one or both of the months of February and March.

            Neither such block of SJPAC Reserved Days may be reserved by SJPAC prior to the date which is one year before the first day of the Enclosed Season in which such block of days will be included.

                  (ii) Ten Single Dates, One Year Out. SJPAC may reserve up to ten (10) SJPAC Reserved Days during each Enclosed Season in accordance with the following provisions:

                        (A) No more than two of any of the days reserved by
                  SJPAC pursuant to this Section 9(a)(ii) may be included in any single week.

                        (B) If any week includes two of the days reserved by
                  SJPAC pursuant to this Section 9(a)(ii), then only one of such days may be on a Friday, Saturday or Sunday.

            No date may be reserved by SJPAC pursuant to this Section 9(a)(ii) before the date which is one year before the first day of the Enclosed Season in which such date will be included.

                  (iii) Ten Single Dates, Four Months Out. SJPAC may reserve up to ten (10) SJPAC Reserved Days during each Enclosed Season in accordance with the following provisions:
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 6


                        (A) No more than two of any of the days reserved by
                  SJPAC pursuant to Section 9(a)(ii) hereof and this Section 9(a)(iii) may be included in any single week.

                        (B) If any week includes two of the days reserved by
                  SJPAC pursuant to Section 9(a)(ii) hereof and this Section 9(a)(iii), then only one of such days may be on a Friday, Saturday or Sunday.

            No date may be reserved by SJPAC pursuant to this Section 9(a)(iii) before the date which is four months before the first day of the Enclosed Season in which such date will be included.

                  (iv) Remaining SJPAC Reserved Days. SJPAC may reserve any of its remaining available days during each Enclosed Season at any time after the date which is four months before the date being reserved. In no event may SJPAC designate a number of SJPAC Reserved Days pursuant to this clause (iv) for any Enclosed Season which would cause the total number of SJPAC Reserved Days in such Enclosed Season (regardless of whether such SJPAC Reserved Days are actually used by SJPAC), inclusive of the SJPAC Reserved Days designated pursuant to clauses (i), (ii) and (iii) of this Section 9(a), to exceed one hundred ten (110) in amount.

                  (v) General Provisions and Procedures. SJPAC may only reserve days for its use (x) which have not been previously reserved for use by Pavilion and (y) for which it has a valid prospect for booking and presenting an event. In order to reserve a day for its use, SJPAC must provide written notice to Pavilion setting forth (i) the day or days to be reserved, (ii) the subsection of this Section 9(a) pursuant to which such reservation is being made and (iii) the event planned to be presented by SJPAC on the date or dates so being reserved.

            (b) Pavilion's Reserved Dates. Pavilion may reserve any dates during each Enclosed Season for its own use ("Pavilion Reserved Days") which have not been previously reserved by SJPAC pursuant to Section 9(a) hereof by recording them on the Scheduling Calendar (as such term is defined in Section 10 hereof). Pavilion may not, pursuant to this Section 9(b), reserve (i) a date before the date which is one (1) year prior to the date being reserved or (ii) more than Pavilion's Base Number of Days for any Enclosed Season.
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 7


            (c) Challenge of SJPAC Reserved Days. Commencing with the date which is four months before the beginning of each Enclosed Season, Pavilion may "challenge" any SJPAC Reserved Days as follows:

                  (i) If Pavilion has a valid prospect for booking and
            presenting a performance or event on any SJPAC Reserved Day, then Pavilion may provide written notice ("Challenge Notice") requesting written proof that SJPAC has a firm booking on the SJPAC Reserved Day specified in such notice.

                  (ii) If, within five business days after receipt of the
            Challenge Notice, SJPAC is unable to deliver written evidence of a firm booking on the SJPAC Reserved Day designated in the Challenge Notice, then such day shall thereafter be a Pavilion Reserved Day for all purposes hereof.

            (d) Pavilion's Use of Unreserved Days. If Pavilion has designated a number of Pavilion Reserved Days pursuant to Section 9(b) hereof with respect to any Enclosed Season equal to Pavilion's Base Number of Days for such Enclosed Season, then Pavilion may designate additional Pavilion Reserved Days for such Enclosed Season in accordance with the following provisions:

                  (i) Only dates which have not been previously designated as
            SJPAC Reserved Days pursuant to Section 9(a) hereof may be designated as Pavilion Reserved Days pursuant to this Section 9(d).

                  (ii) No date may be designated as a Pavilion Reserved Day
            pursuant to this Section 9(d) prior to the date which is four months prior to such date.

            (e) Scheduling Meeting. Pavilion and SJPAC each agree with the other that they will meet ("Scheduling Meeting"), within 90 days after the end of the third complete Enclosed Season, to discuss and consider any amendments to the provisions of this Section 9 which may then be advisable in the light of operating history; provided, however, it is specifically understood and agreed that neither party shall be under any obligation, express or implied, to agree to any type of amendment to the provisions hereof and either party may withhold its consent and agreement to any amendment which may be proposed at the Scheduling Meeting for any reason whatsoever, including arbitrary or subjective reasons. Notwithstanding anything to the contrary contained herein, the provisions of this Section
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 8


      9 may be amended or waived by written instrument signed by authorized representatives of Pavilion and SJPAC without the requirement of obtaining the joinder or consent of Landlord.

      10. Scheduling Procedure. The Amphitheater's general manager shall maintain a master scheduling calendar ("Scheduling Calendar") for each Enclosed Season on which all Pavilion Reserved Days and all SJPAC Reserved Days for such Enclosed Season shall be appropriately recorded and designated. SJPAC shall have access to the Scheduling Calendar during all normal business hours for its review. Scheduling disputes between Pavilion and SJPAC shall be resolved by the Amphitheater's general manager in accordance with the general manager's reasonable interpretation of the provisions of Section 9 hereof.

      11. Rent. Pavilion will be responsible for lease payments to the Landlord in the amount specified in the Pavilion Lease. SJPAC will be responsible for lease payments to the Landlord in the amount specified in the SJPAC Lease.

      12. Day-to-Day Operation.

            (a) Pavilion will operate the Amphitheater, during the Enclosed Season, with a general manager and staff. All organizations utilizing the Amphitheater during the Enclosed Season by, through or under SJPAC (the performances or events so presented in the Amphitheater during the Enclosed Season being herein called the "SJPAC Events") shall be required to reimburse Pavilion for all of its actual out-of-pocket costs in connection with the holding, presenting or performing of such SJPAC Events subject to the best available prevailing published rate structures for the use of the day of the show, including but not limited to front office house, box office, back of the house (stage hands), security, ticket sellers, ticket takers, ushers, security and police retained for the purpose of the event and other show related personnel ("Day of Event Costs"). Pavilion will be responsible to work with SJPAC users to facilitate production of rental events. Pavilion will prepare operating policies to be an addendum to all license or use agreements.

            (b) Pavilion will work with SJPAC to facilitate production of SJPAC Events. In this regard it is anticipated that Pavilion and SJPAC will enter into an Operating Agreement (the "Operating Agreement") pursuant to which Pavilion shall make available its production manager, general operations manager, security manager, housestaff supervisor and an accountant without additional cost or charge to SJPAC.
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 9


      13. Ticket Revenue. Except for the ticket surcharge required to be collected by Pavilion and remitted to the Landlord in accordance with the provisions of Section 304 of the Pavilion Lease, Pavilion shall be entitled to receive and retain all ticket revenues associated with the sale of tickets for Pavilion Events. Except for the ticket surcharge required to be collected by SJPAC and remitted to the Landlord pursuant to the provisions of Section 104 of the SJPAC Lease, SJPAC shall be entitled to receive and retain all ticket revenues associated with the sale of tickets to SJPAC Events.

      14. Concessions, etc. Pavilion will have the right to maintain, during SJPAC Events, the sole and exclusive right (i) to operate all concession facilities and operations at the Amphitheater including, without limitation, the sale of food, beverage, alcohol, merchandise and parking at the Amphitheater and
(ii) to receive and retain all revenues associated with the operation of such concession facilities and operations at the Amphitheater during SJPAC Events. SJPAC will have the right to (i) utilize its own caterer for private parties which are held on a portion of the Amphitheater premises segregated from the public portion thereof in conjunction with any SJPAC Event (provided that no liquor shall be sold by SJPAC at such parties), (ii) require that Pavilion or its merchandise concessionaire offer for sale at SJPAC Events any inventory of merchandise owned by SJPAC and (iii) receive a portion of the revenues attributable to the sale of its own merchandise (conditioned upon reaching an agreement with the vendor and Pavilion as to the percentage of gross revenues payable to each of the vendor and Pavilion). SJPAC hereby agrees that the provisions of this Section 14 shall also apply to the events to be presented by SJPAC at the Amphitheater during the Open Air Season pursuant to the provisions of Article VI of the Pavilion Lease.

      15. Signage. Except for the commercial name and title and annual commercial facility sponsors, Pavilion agrees to remove and/or to cover, at SJPAC's prior request, any commercial advertising in the lobby areas and enclosed theaters during SJPAC Events. This shall not include removal of advertisement related to coming events of either Pavilion or SJPAC.

      16. Responsible Person. SJPAC must provide written advice to Pavilion as to the specific individual who may act on behalf of SJPAC with respect to scheduling and other performing arts center management functions.
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 10


      17. Termination.

            (a) If the Pavilion Lease or the SJPAC Lease is terminated by the Landlord, then SJPAC shall look solely to the Landlord for any compensation and Pavilion shall have no responsibility to compensate SJPAC.

            (b) If the Amphitheater is acquired or condemned by eminent domain for public or quasi-public use or purpose, wholly or partially, then the condemnation proceeds shall be split between the Landlord and Pavilion in accordance with the provisions of Section 1103 of the Pavilion Lease. The Landlord's share of such condemnation proceeds shall then be split between the Landlord and SJPAC in accordance with the provisions of Section 306 of the SJPAC Lease.

            (c) If (i) the Amphitheater, in its enclosed configuration, or any portion thereof, is destroyed or damaged by fire or other casualty and
      (ii) Pavilion elects to repair and restore the Amphitheater pursuant to Pavilion's right contained in the Pavilion Lease, then SJPAC shall have the right to require Pavilion to restore the Amphitheater to include all of SJPAC's design requirements which were incorporated into the construction of the Amphitheater prior to such casualty, including, without limitation, all of the SJPAC Special Facilities and the Arts Configuration, if, but only if, SJPAC pays to Pavilion before commencement of such repair and restoration work a cash sum equal to the amount of additional costs which Pavilion's architect and contractor reasonably determine will be incurred on account of the repair and restoration of SJPAC's design requirements.

      18. Insurance/Indemnity Provisions.

            (a) Pavilion and SJPAC hereby waive all claims, rights of recovery and causes of action which either has or may have or which may arise hereafter against the other whether caused by negligence, intentional misconduct or otherwise, for any damage to the Amphitheater or business within or about the Amphitheater caused by any of the perils covered by Pavilion's or SJPAC's fire insurance with extended coverage and with vandalism and malicious mischief endorsements, building and contents and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage relating to any loss suffered by it; provided, however, that the foregoing waiver shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued or which would have been issued if such party were fully in compliance with the requirements imposed upon it pursuant to this letter, the SJPAC Lease or the Pavilion Lease and provided further that the
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 11


      foregoing waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, and it being stipulated by the parties hereto that the waiver shall not apply in any case in which the application thereof would result in the invalidation of any such policy of insurance. Any additional premium caused by this waiver of subrogation shall be paid by the party benefitted thereby.

            (b) Public Liability Insurance: SJPAC and Pavilion shall each keep in full force and effect Comprehensive General Liability Insurance, naming the Landlord, Pavilion and SJPAC as insureds, with minimum limits equal to the Applicable Minimum Amount (hereinafter defined) on account of bodily injuries to or death of one or more persons as the result of any one accident or disaster, and such additional amount sufficient to insure its own property, on account of damage to property, which shall include Fire Legal Liability, and shall present copies of certificates thereof to the other parties hereto. As used herein, the term "Applicable Minimum Amount" shall mean (A) with respect to the Comprehensive General Liability Insurance required to be maintained by SJPAC pursuant to the provisions of this Section 18(b), the greater of (i) $3,000,000 or (ii) the minimum limits of Comprehensive General Liability Insurance required to be obtained and maintained from time to time by SJPAC pursuant to the terms of the SJPAC Lease and (B) with respect to the Comprehensive General Liability Insurance required to be obtained and maintained by Pavilion pursuant to the provisions of this Section 18(b), the greater of (i) $3,000,000 or (ii) the minimum limits of Comprehensive General Liability Insurance required to be obtained and maintained from time to time by Pavilion pursuant to the terms of the Pavilion Lease.

            (c) In the event SJPAC fails to perform any one or more of the obligations imposed upon SJPAC pursuant to the SJPAC Lease, Pavilion, at its option after twenty (20) days notice to SJPAC and SJPAC's failure to cure or to commence to cure, may perform such obligations at the reasonable cost and expense of SJPAC, and SJPAC shall reimburse Pavilion for the reasonable and certifiable cost so incurred within thirty (30) days of demand therefor.

            (d) Liability Insurance - Indemnification: SJPAC and Pavilion shall indemnify and save harmless each other from and against any and all claims and demands, whether for injuries to persons or loss of life or damage to property, arising out of the use or occupancy of the Amphitheater by such party, excepting, however, such claims and demands, whether for injuries to persons or loss of life or damage to property, caused solely and exclusively by acts or omissions of the other party, its agents, employees or contractors.
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 12


      19. Mechanic's Lien.

            (a) SJPAC shall not permit any Mechanic's or Materialman's or other Lien to exist, be placed or filed against the Amphitheater for any labor or material furnished to SJPAC and/or in connection with work of any character performed at the Amphitheater by or at the direction of SJPAC, or as a result of any act or failure to act by SJPAC, or for any other reason whatsoever.

            (b) SJPAC shall indemnify and save harmless the Landlord and Pavilion, as their interests may appear, against all loss, liability, costs or damages as a result of any such Mechanic's Lien or other Lien, and SJPAC shall within twenty (20) days of the filing of such Lien, remove, pay or cancel or commence to remove, pay or cancel said Lien or secure the payment of any such Lien or Liens by Bond or other acceptable security.

            (c) The Landlord and Pavilion shall have the right at all times and at its own expense to contest and defend on behalf of SJPAC, any action involving the collection, validity or removal of such Lien, or Liens upon posting of a bond in a sufficient sum to discharge the Lien.

            (d) Nothing herein contained shall be construed as a consent to anyone on the part of the Landlord or Pavilion, either express or implied, to subject the fee or Pavilion's leasehold estate to any Mechanic's Lien or liability under the Mechanic's Lien Law of New Jersey.

      20. Assignment and Subletting. SJPAC, SJPAC's legal representatives or successors-in-interest to any part or the whole of the Amphitheater shall not mortgage, pledge, encumber, assign or in any manner transfer its rights under the SJPAC Lease voluntarily or involuntarily, by operation of law or otherwise, nor shall SJPAC permit the Amphitheater or any part thereof to be licensed, sublet, used or occupied for the conduct of any business by a third person or corporation, (other than in the ordinary course of SJPAC's business) or for any purpose other than therein authorized without the prior written consent of both the Landlord and Pavilion, which consent may be withheld, conditioned, or delayed in the Landlord's and Pavilion's sole discretion. Any consent by the Landlord and Pavilion to any assignment or sublicense or other operation by a concessionaire, or licensee, shall not constitute a waiver of the necessity for such consent under any subsequent assignment or subletting or operation by a concessionaire or licensee.
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Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 13


      21. No Alterations.

            (a) SJPAC may not make any changes or additions to the Amphitheater without the written consent of the Landlord and Pavilion. Any changes or additions made by SJPAC without Pavilion's and Landlord's written consent shall be removed by SJPAC on demand.

            (b) All changes or additions made with the written consent of the Landlord and Pavilion shall become the property of the Landlord when completed and paid for by SJPAC, except that any special acoustic or lighting equipment installed by SJPAC for use at its events shall be maintained by SJPAC and may be removed by SJPAC at the conclusion of the SJPAC Lease or at such time as the use of said special equipment is no longer required by SJPAC. The parties to this letter agree that any such special equipment will be designated special equipment by SJPAC, and that SJPAC will secure the prior approval of the Landlord and Pavilion for its removal once its use is no longer required. SJPAC shall be responsible for repairs or restoration of the building and structure as a result of the removal of any such equipment including any costs for the repairing of all damage caused by SJPAC's act or neglect.

      22. Defaults and Remedies. If any party ("defaulting party") hereto should fail, refuse or neglect to fulfill or perform any obligation contained herein or otherwise violate or breach any requirement or restriction imposed upon it pursuant to the provisions of this letter, then any other party ("non-defaulting party") hereto shall have the right to take any combination of the remedial steps listed below:

            (a) file such lawsuits against the defaulting party as may be necessary to pursue the non-defaulting party's rights and remedies provided by law or equity against the defaulting party;

            (b) perform the obligations of the defaulting party, in which event the defaulting party shall be obligated to reimburse to the non-defaulting party all expenses incurred by the non-defaulting party as a result of the non-defaulting party's performance of such obligations of the defaulting party, together with interest thereon at 18% per annum from the date of expenditure; and

            (c) enforce the obligation of the defaulting party under this letter by an action for specific performance.

Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 14


This letter may not be terminated by any party hereto prior to the expiration of the term of the Pavilion Lease.

      23. Notices. All notices given under this letter, the Pavilion Lease and the SJPAC Lease must be in writing. Each party must accept and claim the notices given by the other. Unless otherwise provided by law, notices shall be given hereunder by (a) personal delivery, or (b) certified mail, return receipt requested. Notices shall be addressed to Pavilion at 515 Post Oak Boulevard, Suite 300, Houston, Texas Attention: Jeffry B. Lewis, Senior Vice President - Business Affairs, with a copy to Sewell & Riggs, P.C., 333 Clay Avenue, Suite 800, Houston, Texas 77002, Attention: Mr. Michael F. Rogers, and as to SJPAC shall be addressed to 800 Hudson Square-Suite 102, Camden, New Jersey 08102 to the attention of Charles W. Heuisler, Esquire, with a copy to Patricia Kane Williams, Archer & Greiner, One Centennial Square, P.O. Box 3000, Haddonfield, New Jersey 08033; and as to the Landlord shall be addressed to Capital Place One, CN 990, Trenton, New Jersey 08625. Each party shall have the right to designate a new address upon providing written notice to the other party.

      24. No Waiver. Failure by any party hereto to enforce another party's obligations under this letter, under the Pavilion Lease or under the SJPAC Lease shall not prevent such party from enforcing such obligation or any other obligation for any violations occurring at a later time.

      25. [Intentionally Blank]

      26. Each Party to Bear Own Expenses. The Landlord, Pavilion and SJPAC will each bear their own respective expenses incurred in connection with the negotiation, preparation and consummation of the contemplated transaction.

      27. Yearly Operations Fee.

            (a) SJPAC shall pay to Pavilion a yearly operations fee ("Yearly Operations Fee") in accordance with the following provisions:

                  (i) For each of the Enclosed Seasons which begin on October 6,
            1995 and on October 6, 1996, respectively, SJPAC shall pay to Pavilion a Yearly Operations Fee in an amount equal to (A) $2,000 multiplied by (B) the number of days on which SJPAC Events are actually presented during each such Enclosed Season.

Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 15


                  (ii) For all subsequent Enclosed Seasons during the term
            hereof, SJPAC shall pay to Pavilion a Yearly Operations Fee in an amount equal to (A) the then Applicable Daily Amount (herein defined) multiplied by (B) the greater of (i) the number of SJPAC Reserved Days during such Enclosed Season (regardless of whether such SJPAC Reserved Days are actually used by SJPAC) which are not thereafter classified as Pavilion Reserved Days pursuant to the provisions of Section 9(c) hereof and (ii) the number of days on which SJPAC Events are actually presented during such Enclosed Season.

      As used herein, the term "Applicable Daily Amount" shall mean, in each of the first three Enclosed Seasons during the term of this letter, $2,000 and in each Enclosed Season thereafter, the Applicable Daily Amount shall be increased from $2,000 on each third year thereafter by the same percentage change in the U.S. Bureau of Labor Statistics Consumer Price Index for the Philadelphia metropolitan area ("CPI") since the commencement of the term of this letter. The Yearly Operations Fee shall be payable monthly in arrears during each Enclosed Season.

            (b) SJPAC shall be entitled to a yearly credit of FORTY THOUSAND ($40,000.00) DOLLARS ("yearly credit") for each Enclosed Season which can be applied against the Yearly Operations Fee. However, such credit is not cumulative and may not be carried forward from one Enclosed Season to the next. If, for whatever reason, the Yearly Operations Fee should ever be less than the yearly credit, then no payment will be required from Pavilion to SJPAC. The yearly credit shall be adjusted and increased every three (3) years based upon the cumulative percentage change in the CPI.

      28. SJPAC's Summertime Use of the Amphitheater. Nothing contained in this letter or in the SJPAC Lease shall limit, lessen or otherwise affect the rights created in favor of SJPAC pursuant to the provisions of Article VI of the Pavilion Lease by which SJPAC is entitled to present certain events and performances at the Amphitheater during the Open Air Season on and subject to the terms thereof.

      29. [Intentionally Blank]

      30. First Enclosed Season. Although Pavilion currently intends to complete the build-out of the Arts Configuration on or before May 31, 1995, Pavilion shall have the option to defer completion of the build-out of the Arts Configuration until after commencement of the Enclosed Season which begins October 6, 1995. If Pavilion exercises the

Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 16


option to defer completion of the build-out of the Arts Configuration pursuant to the provisions of the immediately preceding sentence, then the first Enclosed Season that SJPAC shall have the right to use the Amphitheater pursuant to the SJPAC Lease shall be the Enclosed Season beginning on October 6, 1996. SJPAC acknowledges that the provisions of this Section 30 shall apply and be effective even though Pavilion may put the Amphitheater to use for Pavilion's purposes pursuant to the Pavilion Lease during all or any portion of the Enclosed Season which begins on October 6, 1995.

      31. Provisions Regarding Parking. Pavilion agrees that SJPAC shall have the right to use the Amphitheater Parking Facilities (herein defined) on and subject to the following terms and conditions throughout the term of this letter:

            (a) Pavilion shall make the Amphitheater Parking Facilities available for use by SJPAC's patrons on the days of any scheduled SJPAC Events on the same basis that the Amphitheater Parking Facilities are made available to Pavilion's patrons on dates that events being presented by, through or under Pavilion are presented. Pavilion, or its designated agents or assigns, shall have the right to collect fees from SJPAC's patrons for the parking of vehicles in such amount as may be determined by Pavilion, but at no time in an amount greater than the amount of the fees then collected from Pavilion's patrons.

            (b) On the night of the presentation of SJPAC Events at the Amphitheater, Pavilion shall make up to twenty (20) parking spaces available at no charge to selected "VIP's" designated by SJPAC in advance.

            (c) On a day-to-day basis throughout each year during the term hereof, three (3) of the parking spaces which are available to Pavilion's employees will be allowed for use to SJPAC's employees.

As used herein the term "Amphitheater Parking Facilities" shall mean those parking facilities which are used by Pavilion's employees and patrons on the dates that presentations, events or performances are held at the Amphitheater by, through or under Pavilion.

Pavilion Partners
South Jersey Performing Arts Center, Inc.
April 28, 1995
Page 17


      If you are in agreement with the foregoing, please indicate by signing and returning the enclosed copy of this letter.

                                         Very truly yours,

                                         NEW JERSEY ECONOMIC DEVELOPMENT
                                         AUTHORITY


                                         By: /s/ Caren S. Franzini
                                            ------------------------------------
                                            Name: Caren S. Franzini
                                            Title: Executive Director

                                         SOUTH JERSEY PERFORMING ARTS
                                         CENTER, INC.


                                         By: /s/ Charles W. Heuisler
                                            ------------------------------------
                                             Name: Charles W. Heuisler
                                             Title: Chairman

                                         PAVILION PARTNERS


                                         By: SM/PACE, INC., its managing general
                                             partner


                                             By: /s/ Brian E. Becker
                                                --------------------------------
                                                Name: Brian E. Becker
                                                Title: Chief Executive Officer